Cash Accumulation Trust
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



						December 21, 2007


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:	Rule 24f-2 Notice for Cash Accumulation Trust.
	File Nos. 002-91889 and 811-04060

	On behalf of the Cash Accumulation Trust, enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.



      Very truly yours,
									/s/ Grace C. Torres
									Grace C. Torres
						 			Treasurer